Exhibit 28(h)(xxvii)

[FORM OF] AMENDMENT NO. 10 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and American General Life Insurance Company (f/k/a SunAmerica Annuity and Life Assurance Company) hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 10 to the Shareholder Services Agreement be effective as of the [•] day of [•], 2018.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:
Name:
Title:

SUNAMERICA SERIES TRUST

By:
Name:
Title:

SCHEDULE A

(as of [•], 2018)

Portfolios of SunAmerica Series Trust

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA AB Small & Mid Cap Value Portfolio (f/k/a Small & Mid Cap Value Portfolio)

SA American Funds® Asset Allocation Portfolio (f/k/a American Funds® Asset Allocation SAST Portfolio)*

SA American Funds® Global Growth Portfolio (f/k/a American Funds® Global Growth SAST Portfolio)*

SA American Funds® Growth Portfolio (f/k/a American Funds® Growth SAST Portfolio)*

SA American Funds® Growth-Income Portfolio (f/k/a American Funds® Growth-Income SAST Portfolio)*

SA American Funds® VCP Managed Asset Allocation Portfolio (f/k/a VCP Managed Asset Allocation SAST Portfolio and Protected Asset Allocation SAST Portfolio)*

SA BlackRock VCP Global Multi Asset Portfolio*

SA Boston Company Capital Growth Portfolio (f/k/a Capital Growth Portfolio and Goldman Sachs Research Portfolio)

SA Columbia Technology Portfolio (f/k/a Technology Portfolio)

SA DFA Ultra Short Bond Portfolio (f/k/a Ultra Short Bond Portfolio and Cash Management Portfolio)

SA “Dogs” of Wall Street Portfolio (f/k/a “Dogs” of Wall Street Portfolio)

SA Emerging Market Equity [Index] Portfolio*

SA Federated Corporate Bond Portfolio (f/k/a Corporate Bond Portfolio)

SA Fixed Income Index Portfolio*

SA Fixed Income Intermediate Index Portfolio*

SA Franklin Foreign Value Portfolio (f/k/a Foreign Value Portfolio)

SA Franklin Small Company Value Portfolio (f/k/a Small Company Value Portfolio)[*]

SA Global Index Allocation 60/40 Portfolio*

SA Global Index Allocation 75/25 Portfolio*

SA Global Index Allocation 90/10 Portfolio*

SA Goldman Sachs Global Bond Portfolio (f/k/a Global Bond Portfolio)

SA Goldman Sachs Multi-Asset Insights Portfolio*

SA Index Allocation 60/40 Portfolio*

SA Index Allocation 80/20 Portfolio*

SA Index Allocation 90/10 Portfolio*

SA International Index Portfolio*

SA Invesco Growth Opportunities Portfolio (f/k/a Growth Opportunities Portfolio)

SA Invesco VCP Equity-Income Portfolio (f/k/a VCP Value Portfolio)*

SA Janus Focused Growth Portfolio (f/k/a SA Marsico Focused Growth Portfolio, Marsico Focused Growth Portfolio and Marsico Growth Portfolio)

SA JPMorgan Balanced Portfolio (f/k/a Balanced Portfolio and SunAmerica Balanced Portfolio)

SA JPMorgan Emerging Markets Portfolio (f/k/a Emerging Markets Portfolio)

SA JPMorgan Equity-Income Portfolio (f/k/a Growth-Income Portfolio)

SA JPMorgan Global Equities Portfolio (f/k/a Global Equities Portfolio)

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio and Worldwide High Income Portfolio)

SA JPMorgan Mid-Cap Growth Portfolio (f/k/a Mid-Cap Growth Portfolio and MFS Mid-Cap Growth Portfolio)

SA Large Cap Growth Index Portfolio*

SA Large Cap Index Portfolio (f/k/a Equity Index Portfolio)*

SA Large Cap Value Index Portfolio*

SA Legg Mason BW Large Cap Value Portfolio (f/k/a Davis Venture Value Portfolio)

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SA Legg Mason Tactical Opportunities Portfolio*

SA MFS Blue Chip Growth Portfolio (f/k/a Blue Chip Growth Portfolio)

SA MFS Massachusetts Investors Trust Portfolio (f/k/a MFS Massachusetts Investors Trust Portfolio, MFS Growth and Income Portfolio and Growth/Phoenix Investment Counsel Portfolio)

SA MFS Telecom Utility Portfolio (f/k/a Telecom Utility Portfolio and Utility Portfolio and Federated Utility Portfolio)

SA MFS Total Return Portfolio (f/k/a MFS Total Return Portfolio and Balanced/Phoenix Investment Counsel Portfolio)

SA Mid Cap Index Portfolio*

SA Morgan Stanley International Equities Portfolio (f/k/a International Diversified Equities Portfolio)

SA Oppenheimer Main Street Large Cap Portfolio (f/k/a Equity Opportunities Portfolio, Federated American Leaders Portfolio and Federated Value Portfolio)

SA PIMCO VCP Tactical Balanced Portfolio (f/k/a VCP Total Return Balanced Portfolio)*

SA PineBridge High-Yield Bond Portfolio (f/k/a High-Yield Bond Portfolio)

SA Putnam International Growth and Income Portfolio (f/k/a International Growth and Income Portfolio)

SA Pyramis® Real Estate Portfolio (f/k/a Real Estate Portfolio)

SA Schroders VCP Global Allocation Portfolio*

SA Small Cap Index Portfolio*

SA T. Rowe Price Asset Allocation Growth Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

SA VCP Dynamic Allocation Portfolio (f/k/a SunAmerica Dynamic Allocation Portfolio)*

SA VCP Dynamic Strategy Portfolio (f/k/a SunAmerica Dynamic Strategy Portfolio)*

SA VCP Index Allocation Portfolio*

SA WellsCap Aggressive Growth Portfolio (f/k/a Aggressive Growth Portfolio)

SA WellsCap Fundamental Growth Portfolio (f/k/a Fundamental Growth Portfolio, Putnam Growth: Voyager Portfolio and Putnam Growth Portfolio)

*	Portfolio does not have Class 2 shares.

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